Exhibit 5.1

October 23, 2009

Dejour Enterprises Ltd.

598 – 999 Canada Place

Vancouver, British Columbia

V6C 3E1

Dear Sirs/Mesdames:

Re:

Dejour Enterprises Ltd. (the "Corporation")
Registration Statement on Form F-3 ("Registration Statement")

We are British Columbia counsel to the Corporation, a British Columbia company, and have been requested to provide this opinion in connection with the filing of a Registration Statement by the Corporation under the U.S. Securities Act of 1933, as amended, registering the offer and sale by the Corporation from time to time of common shares without par value ("Shares"), warrants to purchase common shares ("Warrants") of the Corporation or any combination thereof ("Units") (collectively, the Shares, Warrants and Units are referred to as the "Securities").  The aggregate initial offering prices of the Securities that may be offered and sold by the Corporation pursuant to the Registration Statement will not exceed U.S. $25 million.  The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a "Prospectus Supplement") to the prospectus ("Prospectus") contained in the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions and the completeness and accuracy of the Corporation's corporate records in our possession as of the date hereof.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Corporation, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties.  As to questions of fact material to our opinions, we have relied upon a certificate of a senior officer of the Corporation and we have assumed that each of the statements made and certified in such certificate were true and correct when made, have at no time since being made and certified become untrue or incorrect, and remain true and correct on the date hereof.  We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Documents Reviewed

In rendering the opinions set forth below, we have reviewed:

(a)

the Corporation’s notice of articles (the “Notice of Articles”)and articles (the “Articles”) as filed in the Corporation's minute book as at the date of this opinion;

(b)

the disclosure in the Registration Statement as to the Securities to be issued; and

(c)

certain records of the Corporation’s corporate proceedings as reflected in its minute books, including minutes of a meeting of the directors relating to the registration of the Securities and related matters.

In addition, we have relied upon certificates of officers of the Corporation and of public officials as to certain questions of fact material to our opinions. For purposes of this opinion, we have not reviewed any documents other than the documents listed above. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us.

For purposes of this opinion, we have also assumed that:

(a)

the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded;

(b)

a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby and any required filings with stock exchanges and under applicable Canadian securities laws have been made;

(c)

all Securities, including any other Securities issuable upon exercise or conversion of any Securities being offered, will be offered, issued and sold in compliance with applicable United States federal and state securities laws and applicable Canadian securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and in accordance with any resolutions of the Corporation authorizing their issuance;

(d)

any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Corporation and the other parties thereto;

(e)

the terms of any offering of Securities pursuant to a Registration Statement shall have been duly authorized by the Corporation, and the Securities, including any other Securities issuable upon exercise or conversion of any Securities being offered, (i) will have been duly authorized, allotted, created and, if appropriate, reserved for issuance by all necessary action of the Corporation including the passing of appropriate corporate resolutions, and (ii) the consideration to be paid for the Securities, including any Securities to be issued upon exercise or conversion of any other Security, was determined by the Corporation’s board of directors as required by the Charter Documents (as hereinafter defined), the laws of British Columbia then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Corporation;

(f)

at the time of any offering or sale of any Common Shares, Warrants to purchase Common Shares or Units comprised, in whole or in part, of Common Shares and Warrants and as of the date of the issuance of any Common Shares issuable upon exercise of Warrants, there will be sufficient Common Shares authorized and unissued under the Corporation’s then operative notice of articles (the "Notice of Articles") and not otherwise reserved for issuance;

(g)

at the time of issuance of the Securities, the Corporation validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power and capacity for such issuance;

(h)

at the time of issuance of the Securities, the Notice of Articles and then operative articles of the Corporation (the "Articles" and collectively with the Notice of Articles, the "Charter Documents") are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof;

(i)

any warrant indenture ("Warrant Indenture") in respect of Warrants or unit agreement ("Unit Agreement") in respect of the Units has been duly authorized, executed and delivered by the parties thereto including the Corporation and constitutes legally valid and binding obligations of the parties thereto including the Corporation, enforceable against each of them in accordance with their respective terms;

(j)

the terms, allotment, creation, execution, issuance and delivery of the Securities (i) do not result in breaches of, or defaults under the Charter Documents or other agreements or instruments to which the Corporation is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation.

We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

We are solicitors qualified to practice law in the Province of British Columbia and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of British Columbia and the laws of Canada applicable therein.  The opinion herein is based on the laws of the Province of British Columbia and the laws of Canada applicable therein in effect on the date hereof.

Based upon the foregoing, and in reliance thereon, we are of the opinion that:

1.

With respect to any Common Shares offered by the Corporation, including any Common Shares duly issued upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Common Shares, or that form a part of any Units, when:

a.

if certificated, certificates in the form required under British Columbia corporate law representing the Common Shares are duly executed, countersigned and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Corporation, in each case in accordance with the Charter Documents, and

b.

the Corporation has received payment of the authorized and agreed upon legal consideration for the Common Shares and the Common Shares are delivered by or on behalf of the Corporation against payment therefore and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Shares, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable.

2.

With respect to Warrants offered under the Registration Statement, when:

a.

the certificates representing the Warrants have been duly executed, countersigned and delivered, or if uncertificated, valid book-entry notations have been made in the warrant register of the Corporation, in each case in accordance with the Charter Documents, and

b.

the Corporation has received payment of the authorized and agreed upon legal consideration for the Warrants and the Warrants are delivered by or on behalf of the Corporation against payment therefore in accordance with the provisions of the Warrant Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

3.

With respect to Units offered under the Registration Statement:

a.

assuming that (a) any Common Shares that form a part of such Units are validly issued, fully paid and nonassessable as contemplated in paragraph 1 above and (b) any Warrants that form a part of such Units constitute valid and binding obligations of the Corporation in accordance with their terms, as contemplated in paragraph 2 above, and

b.

when the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Corporation and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will constitute valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms.

Our opinions expressed herein are subject to the following qualifications:

(a)

the enforceability of any agreement may be limited by bankruptcy, reorganization, winding-up, insolvency, moratorium, arrangement, fraudulent preference and conveyance, assignment and preference and other similar laws of general application affecting the enforcement of creditor’s rights;

(b)

no opinion is given as to the enforceability of any term providing for the severance of void, illegal or unenforceable provisions from the remaining provisions of an agreement;

(c)

no opinion is given as to the enforceability of any term providing that modifications, amendments or waivers are not binding unless in writing;

(d)

no opinion is given with respect to rights to indemnity and contribution;

(e)

the enforceability of the obligations of a party under any agreement is subject to general principles of equity, including, without limitation:

(i)

concepts of materiality, reasonableness, good faith and fair dealing in performance and enforcement of a contract required of the party seeking its enforcement;

(ii)

the discretion exercisable by a court with respect to equitable remedies, such as specific performance and injunction;

(iii)

the discretion exercisable by a court with respect to stays of enforcement proceedings and execution of judgments;

(iv)

the effect of vitiating factors, such as mistake, misrepresentation, fraud, duress or undue influence; and

(v)

the discretion of a court with respect to the enforcement of provisions in an agreement to the effect that certain factual or legal determinations, calculations or certificates will be conclusive and binding;

(f)

a court may reserve to itself the right to decline jurisdiction in any action if the court is an inconvenient forum to hear the action or if concurrent proceedings are being brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence thereto;

(g)

the right to exercise any unilateral or unfettered discretion pursuant to an agreement will not prevent a court from requiring such discretion to be exercised reasonably; and

(h)

the recoverability of costs and expenses may be limited to those a court considers to be reasonably incurred, the costs and expenses incidental to all court proceedings are in the discretion of the court and the court has the discretion to determine by whom and to what extent these costs shall be paid.

No opinion is expressed as to the contents or validity of the Registration Statement, the Prospectus, any Prospectus Supplement, Warrant Certificate, Warrant Indenture or Unit Agreement, other than the opinions expressly set forth herein relating to the Common Shares, the Warrants and the Units.  This opinion is addressed to the Corporation in connection with the filing of the Registration Statement and may not be relied upon by any other person without our prior written consent.  Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters."  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Yours truly,

/s/ DuMoulin Black LLP

DuMoulin Black LLP